UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2012 (February 9, 2012)

SUTOR TECHNOLOGY GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2012, the Board of Directors (the “Board”) of Sutor Technology Group Limited (the “Company”) approved the base salaries and equity awards to certain executive officers and directors of the Company as follows:

Lifang Chen –Chief Executive Officer - $150,000 per year

Yongfei Jiang – Chief Financial Officer - $120,000 per year

Naijiang Zhou – Vice President of Finance – RMB 58,000 (approximately $9,200) per month and 50,000 restricted shares

Gerard Pascale – Director and Chair of Audit Committee - $55,000 per year and 10,000 restricted shares

Guoyou Shao – Director and Chair of Compensation Committee – RMB 132,000 (approximately $20,950) per year

Xinchuang Li - Director and Chair of Governance and Nominating Committee – RMB 132,000 (approximately $20,950) per year

In addition to the above compensation decisions, the Board approved the amendment to the Independent Director’s Contract of Mr. Gerard Pascale and the amendment to the Employment Contract of Mr. Naijiang Zhou.

The amendment to Mr. Pascale’s Independent Director Contract provides for the issuance of an aggregate of 10,000 restricted shares under the Company’s 2009 Equity Incentive Plan (the “Plan”) to Mr. Pascale.

The amendment to Mr. Zhou’s Employment Contract increased the monthly base salary of Mr. Zhou from RMB 50,000 to RMB 58,000 (approximately $9,200). In addition, the Company agreed to grant 50,000 restricted shares to Mr. Zhou on or about February 21, 2012 under the Plan.

On February 9, 2012, our subsidiary, Sutor Steel Technology Co., Ltd. entered into an employment agreement with Ms. Lifang Chen, our Chief Executive Officer, under which Ms. Chen will receive an annual salary of $150,000. Ms. Chen’s employment with us is at-will and can be terminated by either party at any time with or without cause.

On February 9, 2012, Sutor Steel Technology Co., Ltd. also entered into an employment agreement with Mr. Yongfei Jiang, our Chief Financial Officer, under which Mr. Jiang will receive an annual salary of $120,000. Mr. Jiang’s employment with us is at-will and can be terminated by either party at any time with or without cause.

The Amendment to Mr. Pascale’s Independent Director Contract, the Amendment to Mr. Zhou’s Employment Contract, the Employment Agreement with Ms. Chen and the Employment Agreement with Mr. Jiang are filed herewith as Exhibits 10.1 through 10.4, respectively, and incorporated by reference into this report.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amendment No. 2 to Independent Director’s Contract, dated February 9, 2012, by and between the Company and Gerard Pascale
10.2	Amendment No. 2 to Employment Contract, dated February 9, 2012, by and between the Company and Naijiang Zhou
10.3	Employment Agreement, dated February 9, 2012, by and between Sutor Steel Technology Co., Ltd. and Lifang Chen
10.4	Employment Agreement, dated February 9, 2012, by and between Sutor Steel Technology Co., Ltd. and Yongfei Jiang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: February 15, 2012

/s/ Lifang Chen

Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 2 to Independent Director’s Contract, dated February 9, 2012, by and between the Company and Gerard Pascale
10.2	Amendment No. 2 to Employment Contract, dated February 9, 2012, by and between the Company and Naijiang Zhou
10.3	Employment Agreement, dated February 9, 2012, by and between Sutor Steel Technology Co., Ltd. and Lifang Chen
10.4	Employment Agreement, dated February 9, 2012, by and between Sutor Steel Technology Co., Ltd. and Yongfei Jiang

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